As filed with the Securities and Exchange Commission on May 7, 1998
                                              Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                       THE INTERLAKE CORPORATION
           (Exact name of registrant as specified in its charter)
     Delaware                                     36-3428543
(State of Incorporation)               (I.R.S. Employer Identification No.)
                           550 Warrenville Road
                          Lisle, Illinois  60532
                 (Address of Principal Executive Offices)

                       1989 STOCK INCENTIVE PROGRAM
                       1997 STOCK INCENTIVE PROGRAM
                       1998 STOCK INCENTIVE PROGRAM
                         (Full Title of the Plan)

                            STEPHEN R. SMITH,
              Vice President, Secretary and General Counsel
                        The Interlake Corporation
               550 Warrenville Road, Lisle, Illinois  60532
                 (Name and address of agent for service)

      Telephone number, including area code, of agent for service:
                              (630) 719-7204


                      CALCULATION OF REGISTRATION FEE

Title of                        Proposed          Proposed
Securities       Amount         Maximum           Maximum         Amount of
to be             to be      Offering Price      Aggregate      Registration
Registered     Registered      Per Share*     Offering Price*        Fee

                1,045,000       $3.4375         $3,592,188       $1,059.70
Common Stock      150,000       $4.375          $  656,250       $  193.59
Par Value $1    1,728,920       $4.5625         $7,888,198       $2,327.02

* Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(h) of the Securities and Exchange Commission and based on the exercise price of options currently outstanding, and otherwise based on the average of the high and low prices reported in the consolidated reporting system for the New York Stock Exchange as of May 4, 1998.



                                  PART II.

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Throughout this registration statement "Issuer" or "Registrant" means The Interlake Corporation.

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission by the Issuer are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 (the "1997 10-K"); and

     (b)  The Description of Capital Stock of the Company set forth as
          Exhibit 28 to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 27, 1992 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") sets forth provisions which define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees and agents. Article Thirteenth of the Registrant's Restated Certificate of Incorporation and Article III, Section 8, of the Registrant's By-laws provide for the indemnification by the Registrant of each person who is or was or had agreed to become a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, a director, officer, employee or agent of another enterprise, against all expenses and other amounts for which indemnification may be made under law. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     The Registrant also maintains directors' and officers' reimbursement and liability (including fiduciary liability) insurance and has entered into agreements with its directors and certain officers providing for indemnification in certain events.

Item 8.   Exhibits.

The Exhibit Index is incorporated by reference into this Item 8 in its entirety from the Exhibit Index attached hereto beginning after the signature page below.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section (10)(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 7th day of May, 1998.

                                     THE INTERLAKE CORPORATION

                                     By/s/ Stephen R. Smith
                                       Stephen R. Smith
                                       Vice President, Secretary and General
                                         Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

   Signature                Title

                       Director, Chairman of
                       the Board, President and
/s/ W. Robert Reum     Chief Executive Officer         Date:
W. Robert Reum         (Principal Executive Officer)   May 7, 1998

                       Vice President - Finance
                       and Chief Financial Officer     Date:
/s/ Stephen Gregory    (Principal Financial Officer)   May 7, 1998
Stephen Gregory




John A. Canning Jr.         Director  )    By:  /s/ Stephen R. Smith
                                      )         Stephen R. Smith
James C. Cotting            Director  )         Attorney-In-Fact
                                      )
John E. Jones               Director  )    Date:  May 7, 1998
                                      )
Frederick C. Langenberg     Director  )
                                      )
Quentin C. McKenna          Director  )


* Powers of attorney authorizing Stephen R. Smith to sign this registration statement on behalf of the individuals named above is on file with the Registrant and the Registrant undertakes to provide them to the Securities and Exchange Commission upon request.


                               EXHIBIT INDEX

Exhibit
Number                      Item

4  Instruments Defining the Rights of Security Holders


   4.1 Composite of the Registrant's Restated Certificate of Incorporation as amended, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-2, File No. 33-59003, as amended (the "1995 Debt S-2")

   4.2 Bylaws of Registrant as amended and restated dated August 23, 1990, incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the year ended December 30, 1990, File No. 1-9149 (the "1990 10-K")

   4.3 Form of Indenture (including form of Senior Note), incorporated by reference to Exhibit 4.1 of the 1995 Debt S-2

   4.4 Form of Indenture (including form of Senior Subordinated Debenture), incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-2, File No. 33-46247, as amended

   4.5 Rights Agreement dated as of January 26, 1989 between the Registrant and the First National Bank of Chicago, as Rights Agent, (the "Rights Agreement") incorporated by reference to Exhibit 2 of the Registrant's Registration Statement on Form 8-A dated as of January 27, 1989, File No. 1-9149

   4.6 Amendment to Rights Agreement dated as of August 15, 1989, incorporated by reference to Exhibit (a) of the Company's Form 8-A/A dated May 23, 1990, File No. 1-9149

   4.7 Amendment to Rights Agreement dated as of May 7, 1990, incorporated by reference to Exhibit (b) of the Company's Form 8-A/A dated May 23, 1990, File No. 1-9149

   4.8 Form of Amendment to Rights Agreement, incorporated by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-2, File No. 33-46248, as amended (the "Common Stock S-2")

   4.9 Amendment to Rights Agreement dated as of April 13, 1994, incorporated by reference to Exhibit 7 of the Company's Form 8-A/A dated April 19, 1994, File No. 1-9149

   4.10 Preferred Stock Purchase Agreement dated as of March 6, 1992 among the Registrant and the persons listed on the Schedule of Purchasers attached thereto, incorporated by reference to Exhibit 4.6 of the Common Stock S-2

   4.11 Revised Form of Registration Rights Agreement among the Registrant and the parties listed on the signature pages thereof, incorporated by reference to Exhibit 4.4 of the Registrant's Post-Effective Amendment No. 4 to the Registration Statement on Form S-2, File No. 33-37041 (the "IRN Post-Effective Amendment No. 4")

   4.12 Form of Series 1 Junior Convertible Subordinated Debenture, incorporated by reference to Exhibit 4.11 of the Common Stock S-2

   4.13 Form of Series 2 Junior Convertible Subordinated Debenture, incorporated by reference to Exhibit 4.12 of the Common Stock S-2

   4.14 Series A-3 Preferred Stock Purchase Agreement dated as of May 7, 1992 by and between the Registrant and the persons listed on the signature pages thereto, incorporated by reference to Exhibit 4.9 of the IRN Post-Effective Amendment No. 4

   4.15 Form of Series 3 Junior Convertible Subordinated Debenture (Exchange Debentures relating to the Series A-3 Preferred Stock), incorporated by reference to Exhibit 4.10 of the IRN Post-Effective Amendment No. 4

   4.16 Stock Purchase Agreement dated November 2, 1989 between the Registrant and LaSalle National Bank, trustee for The Interlake Corporation Employee Stock Ownership Plan, incorporated by reference to Exhibit 10(v) of the Registrant's Annual Report on Form 10-K for the year ended December 29, 1991, File No. 1-9149 (the "1991 10-K")

   4.17   Second Amended and Restated Credit Agreement dated as of
          December 22, 1997, among the Registrant, The Chase Manhattan Bank and The First National Bank of Chicago, incorporated by reference to
          Exhibit 4.15 of the Registrant's Annual Report on Form 10-K for the year ended December 28, 1997 File No. 1-9149 (the "1997 10-K").

   4.18 Note dated December 22, 1997, payable from the Registrant to The Chase Manhattan Bank, incorporated by reference to Exhibit 4.16 of the 1997 10-K.

   4.19 Note dated December 22, 1997, payable from the Registrant to The First National Bank of Chicago, incorporated by reference to Exhibit
          4.17 of the Registrant's 1997 10-K.

   4.20   Pledge Agreement dated September 27, 1989, made by the
          Registrant and accepted by The Chase Manhattan Bank, incorporated by reference to Exhibit 10(t) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, File No. 1-9149

   4.21 Amended and Restated Security Agreement dated September 27, 1989 and amended and restated as of August 17, 1992 between the Registrant and The Chase Manhattan Bank, incorporated by reference to Exhibit
          4.27 of the Registrant's Annual Report on Form 10-K for the year ended December 27, 1992, File No. 1-9149 (the "1992 10-K")

   4.22   Amended and Restated Security Agreement dated as of September
          27, 1989 and amended and restated as of August 17, 1992, among certain Subsidiaries of the Registrant and The Chase Manhattan Bank, incorporated by reference to Exhibit 4.28 of the 1992 10-K

   4.23   Confirmation and Guaranty of Security Interest dated December
          22, 1997, made by certain Subsidiaries of the Registrant and accepted by The Chase Manhattan Bank, incorporated by reference to Exhibit
          4.21 of the Registrant's 1997 10-K.

   4.24 The Interlake Corporation 1986 Stock Incentive Program, as amended, incorporated by reference to Exhibit 4.10 of the Registrant's Amendment No. 1 to Form S-8 filed March 1, 1997 (No. 33-58908).

   4.25 The Interlake Corporation 1989 Stock Incentive Program, as amended, incorporated by reference to Exhibit 4.10 of the Registrant's Amendment No. 1 to Form S-8 filed March 1, 1997 (No. 33-58908).

   4.26 The Interlake Corporation 1997 Stock Incentive Program, incorporated by reference to Exhibit 10.18 of the 1997 10-K.

   4.27+  The Interlake Corporation's 1998 Stock Incentive Program.

   4.28 Form of Non-Qualified Stock Option Agreement dated as of January 22, 1998, incorporated by reference to Exhibit 10.12 of the Registrant's 1997 10-K.

   4.29 Form of Non-Qualified Stock Option Agreement dated as of January 28, 1997, incorporated by reference to Exhibit 10.10 of the Registrant's Annual Report on Form 10-K for the year ended December 29, 1996, File No. 1-9149 (the "1996 10-K")

   4.30 Form of Non-Qualified Stock Option Agreement dated as of January 25, 1996, incorporated by reference to Exhibit 10.9 of the Registrant's Annual Report on Form 10-K for the year ended December 25, 1995, File no. 1-9149 (the "1995 10-K")

   5 Opinion of John M. O'Donnell, Associate General Counsel and Assistant Secretary of the Registrant, regarding the validity of the shares offered

   23     Consents of Experts and Counsel

          23.1  Consent of John M. O'Donnell (included in Exhibit 5)

          23.2  Consent of Price Waterhouse LLP

   24     Power of Attorney

+Denotes Exhibits filed herewith



                                                               Exhibit 4.27




                         THE INTERLAKE CORPORATION
                        1998 STOCK INCENTIVE PROGRAM


             1. Purpose. The purpose of The Interlake Corporation 1998 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as directors, officers and key employees of The Interlake Corporation (the "Corporation") and its Subsidiaries (as defined herein) and to furnish incentives for superior performance by providing such persons opportunities ("Benefits") to acquire shares of the Corporation's common stock, $1 par value, or any security into which such shares may be changed by reason of any transaction or event of the type described in Paragraph 15(a) hereof ("Common Stock").

             2. Administration. The Program will be administered by the Management Development and Compensation Committee (the "Committee") of the Corporation's Board of Directors (the "Board"). The Committee shall consist of not less than three directors as the Board may designate from time to time, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities and Exchange Commission and an "Outside Director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The interpretation and construction by the Committee of any provision of the Program or of any agreement, notification or document evidencing the grant of any Benefits and any determination by the Committee pursuant to any provision of this Program or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

             3. Participants. Participants in the Program will consist of such directors, officers or key employees of the Corporation or any Subsidiary (or any person who has agreed to commence serving in any of such capacities within 90 days following the granting of Benefits to such person) as the committee in its sole discretion may designate from time to time to receive Benefits hereunder (each a "Participant"). The
Committee's designation of a Participant at any time shall not require the Committee to designate such person to receive a Benefit at any other time, or, if so designated, to receive the same type or amount of Benefit at any other time, or as may be received by any other Participant at any time.
The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Benefits.

             4. Types of Benefits. Benefits under the Program may be granted in any one or a combination of (a) Stock Options, (b) Restricted Shares, and (c) Shares in Lieu of Certain Cash Payments, all as described below in Paragraphs 6 through 9 hereof.

             5. Shares Reserved Under the Program. (a) Subject to adjustment as provided in Section 15(a) of this Program, the number of shares of Common Stock that may be issued or transferred (I) upon the exercise of Stock Options, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, or (iii) as Shares in Lieu of Certain Cash Payments shall not exceed in the aggregate 1,150,000 shares plus any shares relating to Benefits that expire or are forfeited or cancelled.
Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of shares of Common Stock or upon satisfaction of any withholding amount by means of transfer or relinquishment of shares of Common Stock, there shall be deemed to have been issued or transferred under this Program only the net number of shares of Common Stock actually issued or transferred by the Corporation.

             (b) Notwithstanding anything in this Section 5, or elsewhere in this Program, to the contrary, the aggregate number of shares of Common
Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 1,150,000 shares, subject to adjustments as provided in Section 15(a) of this Program. Further, no Participant shall be granted Stock Options for more than 575,000 shares of Common Stock during any three year period, subject to adjustments as provided in Section 15(a) of this Program.

             (c) Notwithstanding any other provision of this Program to the contrary, in no event shall any Participant in any calendar year receive more than 100,000 Restricted Shares, subject to adjustments as provided in
Section 15(a) of this Program.

             6.   Definitions.  As used in the Program,

                  (a) The term "Date of Grant" means the date specified by the Committee on which a grant of a Stock Option, Restricted Shares or Shares in Lieu of Certain Cash Payments shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

                  (b) The term "Effective Date" shall be the date on which the 1998 Stock Incentive Program is approved by the stockholders of the Corporation in accordance with Section 18.

                  (c) The term "Incentive Stock Options" means Stock Options that are intended to qualify as "incentive stock options" under
             Section 422 of the Code or any successor provision.

                  (d) The term "Management Objectives" means measurable performance objectives established by the Committee pursuant to this Program for Participants who have received, when so determined by the Committee, Stock Options or Restricted Shares. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the Common Stock, the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

                  (e) The term "Market Value per Share" means, at any date, the average of the high and low price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on (i) the New York Stock Exchange Composite Transactions or (ii) any national securities exchange on which the Common Stock is traded if it is not traded on the New York Stock Exchange or (iii) The Nasdaq Stock Market if the Common Stock is listed thereon and is not traded on any national securities exchange, in each case as reported by The Wall Street Journal, corrected for reporting errors.

                  (f) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

                  (g) The term "Option Price" means the purchase price per share payable on exercise of a Stock Option.

                  (h) The term "Restricted Shares" means an award of shares of Common Stock granted pursuant to Paragraph 8 of the Program.

                  (i) The term "Shares in Lieu of Certain Cash Payments" means shares of Common Stock granted pursuant to Paragraph 9 hereof.

                  (j) The term "Stock Option" means an option to purchase Common Stock granted pursuant to Paragraph 7 of the Program.

                  (k) The term "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

             7. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains, subject to limitations set forth in
             Section 5 of this Program.

                  (b) Each grant shall specify an Option Price which shall not be less than the Market Value per Share on the Date of Grant.

                  (c) Each grant shall specify that the Option Price shall be payable at the time of exercise in cash or by check acceptable to the Corporation. Any grant may also provide for payment of the Option Price by the transfer to the Corporation of (i) shares of Common Stock owned by the Optionee and having a Market Value at the time of exercise equal to the total Option Price or (ii) a combination of cash and shares of Common Stock owned by the Optionee and having a combined Market Value equal to the total Option Price.

                  (d) The Committee may also determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other shares of Common Stock that are forfeitable or subject to restrictions on transfer (based, in each case, on the Market Value per Share on the date of exercise) or other Stock Options (based on the difference
             (the "Spread") between the Market Value and the exercise price of such option on the date of exercise). Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the shares of Common Stock received upon the exercise of the Stock Options shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares so surrendered, or (ii) the Spread of any unexercisable portion of Stock Options.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

                  (f) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

                  (g) Each grant shall specify the period or periods of continuous employment by the Optionee with the Corporation or of continuous service by the Optionee as a director of the Corporation which is necessary before a Stock Option or any installment thereof will become exercisable and may provide that the exercise of a Stock Option or any installment thereof will be accelerated for any reason stated therein. Any grant may specify Management Objectives that must be achieved as a condition to the exercise of such Stock Option.

                  (h)  Stock Options granted under the Program may be
             (i) options which are intended to qualify under particular provisions of the Code (including Incentive Stock Options),
             (ii) options which are not intended to so qualify, or
             (iii) combinations of the foregoing.

                  (i) No Stock Option shall be exercisable more than ten years from the Date of Grant.

                  (j) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Corporation by an officer thereof and delivered to the Optionee and containing such terms and provisions, consistent with the Program, as the Committee may approve.

             8. Restricted Shares. The Committee may from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Restricted Shares. A Restricted Share constitutes an immediate transfer of ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) Subject to the provisions of Section 5, each such grant shall specify the number of shares of Common Stock to which it relates.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

                  (c) Each such grant shall be subject to such conditions, limitations, restrictions and other matters, and shall be subject to forfeiture or lapse in such circumstances, as the Committee may prescribe; provided, however, that all or a portion of the shares of Common Stock covered by such grant shall be subject, for a period to be determined by the Committee at the Date of Grant, to a substantial risk of forfeiture within the meaning of Section 83 of the Code or any successor or substitute provision thereof and of the regulations issued thereunder. Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. The Committee shall have authority to cause a grant of Restricted Shares to provide that termination of restrictions applicable to such Restricted Shares or any installment thereof will be accelerated for any reason stated therein.

                  (d) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Restricted Share grant covered thereby, provided that, in the case of an amendment, the amended grant of Restricted Shares shall conform to the provisions of the Program.

                  (e) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions and substantial risks of forfeiture as the underlying award.

                  (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Program, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

             9. Shares in Lieu of Certain Cash Payments. The Committee may also authorize the granting of shares of Common Stock in lieu of cash which would otherwise be payable as a bonus, pursuant to any incentive compensation plan or otherwise, to Participants. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                  (a) The proportion of any such bonus to be paid in shares of Common Stock shall be as determined by the Committee.

                  (b) The number of whole shares to be delivered in lieu of cash shall be determined by dividing the value of the portion of the bonus to be paid in shares of Common Stock by the Market Value per Share as of a date selected by the Committee. The value of fractional shares shall be added to the cash portion of the bonus.

                  (c) None of the shares of Common Stock granted pursuant to this Paragraph 9 shall be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code or any successor or substitute provision thereof and of the regulations issued thereunder.

                  (d) Each grant shall be evidenced by a written notification executed on behalf of the Corporation by an officer thereof and delivered to the Participant.

                  (e) Except to the extent provided in this Paragraph 9, no cash bonus, whether payable pursuant to an incentive compensation plan or otherwise, shall constitute a part of the Program or be affected by the Program.

             10. Limitation of Transferability. Except as otherwise determined y the Committee, no Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and Stock Options shall be exercisable during the lifetime of the Participant to whom such Stock
Option has been granted only by him or by his guardian or legal representative, and after such Participant's death shall be exercisable only by his legal representative.

             11. Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the Participant's employment, in addition to those specifically provided for under the Program.

             12. Manner of Action by the Corporation. The Secretary of the Corporation (or such other officer as the Chief Executive Officer of the Corporation may from time to time designate) shall supervise the maintenance of records for all Participants in the Program. Any determination of such officer, if approved by the Committee, shall be binding and conclusive for all purposes.

             13. Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

             14. Tenure. A Participant's right, if any, to continue to serve the Corporation as a director, officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a Participant.

             15. Adjustment Provisions. (a) The Committee shall make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to such Stock Options, and in the kind of securities covered thereby, as the Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, repurchase or exchange of shares, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Benefits under this Program such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Benefits so replaced. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 5 of the Program as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in the preceding sentence.

             (b) Notwithstanding any other provision of the Program, and without affecting the number of shares available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

             16. Fractional Shares. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Program. The Corporation may provide for the elimination of fractions or for the settlement of fractions in cash.

             17.  Amendment and Termination of Benefits and the Program.
(a) The Committee may at any time and from time to time amend, suspend or terminate the Program; provided, however, that any amendment which must be approved by the stockholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the shares of Common Stock are traded or quoted shall not be effective unless and until such approval has been obtained. No Benefit shall be granted pursuant to the Program after the tenth anniversary of the Effective Date.

             (b) The Committee may, with the concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Program; provided, however, that no such amendment will lower the exercise price of any outstanding option, and no such amendment will cause any Stock Option to cease to qualify as "performance-based" within the meaning of Section 162(m) of the Code. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such Option Price, and subject to the same terms, conditions and descriptions, as under the Program would have been applicable had the cancelled Stock Options not been granted; provided, however, that in the event of a cancellation of a holders' Stock Options, such Stock Options may not be reissued to such holder at a lower price.

             (c) In case of termination of employment or cessation of services as a director, in each case by reason of death, disability or retirement under a retirement plan of the Corporation or any Subsidiary or in the case of hardship or other special circumstances of a Participant who holds a Stock Option not immediately exercisable in full, or any Restricted
Shares as to which a condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

             (d) Presentation of the Program or any amendment to the Program for stockholder approval is not to be construed to limit the Corporation's authority to offer similar or dissimilar benefits through plans or programs that are not subject to stockholder approval.

             18. Effective Date. This 1998 Stock Incentive Program shall become effective on the date (the "Effective Date") that it is approved by the affirmative vote of a majority of the shares present or represented at an annual or special meeting of stockholders of the Corporation and entitled to vote on the subject matter; provided that such stockholder approval is obtained within 12 months after the adoption of this 1998 Stock Incentive Program by the Board.



                                                                  Exhibit 5





                               May 7, 1998




The Board of Directors of
The Interlake Corporation
550 Warrenville Road
Lisle, Illinois 60532

                     Re:  1989 Stock Incentive Program
                          1997 Stock Incentive Program
                          1998 Stock Incentive Program

Ladies and Gentlemen:

             I am Associate General Counsel and Assistant Secretary of The Interlake Corporation, a Delaware corporation (the "Company") and as such I am familiar with the circumstances surrounding the adoption and administration of the Company's 1989 Stock Incentive Program (the "1989 Program"), the Company's 1997 Stock Incentive Program (the "1997 Program") and the Company's 1998 Stock Incentive Program (the "1998 Program"). In my capacity as counsel, I or a member of my staff have examined the originals, or certified, conformed or reproduction copies of all records, agreements, instruments and documents, and have reviewed such matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the shares of the Company's Common Stock, par value $1.00 per share (not to exceed #623,920 shares), that may be issued and sold pursuant to the 1989 Program, and like shares (not to exceed 1,150,000 shares) that may be issued and sold pursuant to the 1997 Program, and like shares (not to exceed 1,150,000 shares) that may be issued and sold pursuant to the 1998 Program will be, when issued and sold in accordance with each Program and upon the Company's receipt of legal consideration therefor, duly authorized, validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-8 dated the date hereof.

                                            Very truly yours,


                                            /s/John M. O'Donnell

                                            John M. O'Donnell



                                                               Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998 appearing on page 19 of The Interlake Corporation's Annual Report on Form 10-K for the year ended December 28, 1997.



/s/PRICE WATERHOUSE LLP

Chicago, Illinois
May 7, 1998


                                                                 Exhibit 24

                                DIRECTORS OF
                         THE INTERLAKE CORPORATION

                             POWER OF ATTORNEY

        The undersigned directors of The Interlake Corporation ("Company") hereby constitute and appoint W. Robert Reum, Stephen Gregory and Stephen
R. Smith, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign and file under the Securities Act of 1933, as amended, (i) the Company's registration statements on Form S-8 relating to the registration of shares of common stock, par value $1, of the Company to be issued pursuant to stock options which have been granted under the Company's 1989 Stock Incentive Program, 1997 Stock Incentive Program or 1998 Stock Incentive Program; (ii) one or more registration statements on Form S-8 relating to the registration of shares of common stock, par value $1, of the Company to be issued pursuant to stock options which may in the future be granted under the Company's 1989 Stock Incentive Program, 1997 Stock Incentive Program or 1998 Stock Incentive Program, (iii) any and all amendments and exhibits thereto, including post-effective amendments, and (iv) any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statements or amendments, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney and any of them and any such substitute.


EXECUTED this 23rd day of April, 1998.


/s/John A. Canning                         /s/James C. Cotting
John A. Canning, Director                  James C. Cotting, Director

/s/John E. Jones                           /s/Frederick C. Langenberg
John E. Jones, Director                    Frederick C. Langenberg, Director

/s/Quentin C. McKenna
Quentin C. McKenna, Director               William G. Mitchell, Director


Erwin E. Schulze, Director